For Immediate Release:

DP&L Requests Extension of Distribution Modernization Rider

Temporary two-year extension will help deliver substantial benefits to its customers

DAYTON, Ohio - January 23, 2018 - The Dayton Power and Light Company (DP&L), a subsidiary of The AES Corporation (NYSE: AES), announced that yesterday it filed a request with the Public Utilities Commission of Ohio (PUCO) for an extension of its Distribution Modernization Rider (DMR), a component in its October 2017 Electric Security Plan Order, (ESP 3). The widely supported ESP 3 Order addressed several DP&L operational areas, including that the company continue a competitive bidding process for its electric supply and file a Distribution Modernization Plan.

The ESP 3 Order included language authorizing a three-year DMR, with the ability to continue the DMR for an additional two years at a level subject to Commission approval. DP&L’s request, called the Distribution Modernization Rider Extension (DMR-E), seeks approval of this two-year extension. PUCO approval of the DMR-E will allow DP&L to deliver substantial benefits to its customers, maintain its financial integrity and increase DP&L’s investments in the Miami Valley, as outlined in its recently filed Distribution Modernization Plan.

If approved by the PUCO, during the temporary two-year extension beginning November 2020, DP&L’s typical residential customer using 1,000 kWh will see an impact of $8.64 per month. At the end of the two-year extension, October 2022, the DMR-E would expire.

The Distribution Modernization Plan and DMR-E were submitted for PUCO approval in parallel as an integrated package. The two filings are inter-related and essential for DP&L to deliver its customers personalized, innovative, and seamless energy services enabled by transformative technologies.

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs, and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan”, and similar words. Such forward-looking statements include, but are not limited to, statements with respect to the expected timing and effects of the DMR-E and the PUCO’s approval of the DMR-E and other management expectations and similar matters. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties, and other factors. Important factors that could affect actual results are discussed in DPL Inc.’s (DPL) and DP&L’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s and DP&L’s 2017 Annual Report on Form 10-K. Readers are encouraged to read DPL’s and DP&L’s filings to learn more about the risk factors associated with DPL’s and DP&L’s businesses. DPL and DP&L undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any security holder who desires copies of DPL or DP&L’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding Exhibits) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Copies of such reports also may be obtained by visiting DPL’s website at www.dplinc.com.

About The Dayton Power and Light Company and AES

The Dayton Power and Light Company is the principal subsidiary of DPL Inc. (DPL), a regional energy provider and an AES company. DPL’s significant subsidiaries include The Dayton Power and Light Company, AES Ohio Generation, LLC (AES Ohio Gen), Miami Valley Insurance Company (MVIC), and Miami Valley Lighting, LLC (MVLt). The Dayton Power and Light Company, a regulated electric utility, provides service to over 520,000 customers in West Central Ohio; MVIC, a captive insurance company, provides insurance services to DPL and its subsidiaries, and MVLt maintains outdoor lighting to governments and businesses. AES Ohio Gen co-owns merchant generation facilities. For more information about the company, please visit www.dplinc.com. Connect with DP&L at www.twitter.com/dpltoday, www.linkedin.com/company/dayton-power-and-light, and at www.facebook.com/DPLToday.

The AES Corporation (NYSE: AES) is a Fortune 500 global power company. We provide affordable, sustainable energy to 15 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce is committed to operational excellence and meeting the world’s changing power needs. Our 2017 revenues were $11 billion and we own and manage $33 billion in total assets. To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

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